UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2017

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

On August 10, 2017, ChromaDex Corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders approved a proposal to issue shares of the Company’s common stock in connection with a financing transaction (the “Transaction”). As of June 19, 2017, the record date for the Special Meeting, 46,093,894 shares of common stock were outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 25,012,872 shares of common stock were present in person or represented by proxy. Pursuant to NASDAQ listing rules, shares of common stock owned by Champion River Ventures Limited (“Champion”) and Pioneer Step Holdings Limited (“Pioneer”), the purchasers in the Transaction, were not entitled to vote on the proposal. The shares of common stock held by Champion and Pioneer were not present in person or represented by proxy at the Special Meeting.

Set forth below are the full results of the matter submitted for a vote of stockholders at the Special Meeting.

Proposal 1 — Approval of Issuance of Common Stock in Connection with a Financing Transaction.

For	Against	Abstain	Broker Non-Votes
24,779,564	223,926	9,382	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: August 14, 2017

	By:	/s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Chief Financial Officer